                                                                    Exhibit 10.3

          EMPLOYMENT AGREEMENT, dated as of January 1, 1999 (the "Agreement"), between Netgateway, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), Netgateway, a corporation organized under the laws of the State of Nevada and a wholly owned subsidiary of the Company (the "Employer") and David Bassett-Parkins (the "Executive").
--------------------------------------------------------------------------------

          The Company and the Employer desires to retain the Executive to supply services to the Company and the Employer, and the Executive desires to provide the services to the Company and the Employer, on the terms and subject to the conditions set forth in this Agreement.

          In consideration of (i) the Executive's agreement to supply the services under this Agreement and (ii) the mutual agreements set forth below, the sufficiency of which is hereby acknowledged, the Company, the Employer and the Executive agree as follows:

          1.    SERVICES; TERM.

          (a) The Employer hereby employs the Executive, and the Executive hereby agrees to be employed by the Employer, as Chief Operating Officer of the Employer, and the Executive will use his best efforts to perform services for the Employer in accordance with directions given to Executive from time to time by the Board of Directors of the Company (the "Board").

          (b) The Executive shall participate in the operation of the business of the Employer (the "Business"), and assume and perform all duties and responsibilities consistent with his title and position (the "Services") as from time to time requested by the Employer.

          (c) The Executive shall be employed for the period commencing on the date of this Agreement (the "Effective Date") and ending on December 31, 2001, unless sooner terminated pursuant to the provisions of this Agreement (such period being referred to as the "Employment Period"); provided, however, that on the second anniversary of the Effective Date (and on each succeeding anniversary of the Effective Date during the Employment Period), the Employment Period shall automatically be extended by an additional year (unless the Company, the Employer or Executive shall give the other at least 120 days' notice to the contrary).

          2. PERFORMANCE BY EXECUTIVE. During the Employment Period, the Executive shall devote all of his business time, attention, knowledge and skills to, and use his best efforts to perform, the Services and shall promote the interests of the Employer in carrying out the Services. Other than the restrictions contained in Sections 5 and 6 of this Agreement, nothing herein shall be deemed to preclude the Executive from continuing to serve on the board of directors of any business corporation or any charitable organization on which he now serves or, subject to the prior approval of the Board, from accepting appointment to additional boards of directors, provided that such activities do not materially interfere with the performance of Executive's duties hereunder.

          3.    COMPENSATION AND BENEFITS. During the Employment Period:

          (a) BASE COMPENSATION. As compensation for the Services, the Company shall pay Executive an annual base salary at the rate of $175,000 per year or such higher amount as the Company's Compensation Committee (the "Committee") may from time to time determine (the "Base Salary"), payable in accordance with the Employer's payroll practices. The Base Salary shall be increased (but not decreased) for cost of living adjustments, and subject to discretionary increase, as determined by an annual review by the Committee on or prior to each anniversary of the Effective Date.

          (b) PERFORMANCE BONUS On or about July 31, 1999, Executive shall be entitled to receive from the Company a performance bonus in the amount of $50,000. In addition, Executive shall be entitled to receive a performance bonus in the amount of $25,000 in respect of the fiscal quarter of the Company starting July 1, 1999 and ending September 30, 1999 if the Company meets or exceeds the financial projections set forth as Exhibit A to this Agreement (the "Projections") for such fiscal quarter. Executive shall also be entitled to receive a performance bonus in the amount of $25,000 in respect of the fiscal quarter of the Company starting October 1, 1999 and ending December 31, 1999 if the Company meets or exceeds the Projections for such fiscal quarter. For each succeeding calendar years during the Employment Period commencing on January 1,2000, Executive shall be entitled to participate in any annual bonus plan of the Company or the Employer and to receive an annual performance bonus from the Company or the Employer in accordance with the terms thereof.

          (c) STOCK OPTIONS. The Executive will be granted a number of options pursuant to the Employer's 1998 Stock Option Plan (the "Options") to purchase 640,000 shares of the common stock, par value $.01 per share, of the Company, on terms and conditions to be embodied in separate agreements between the Employer and the Executive.

          (d) BENEFIT PLANS. The Executive shall be entitled to receive benefits from the Employer consistent with those in effect for the Employer's senior executives, as those benefits are revised from time to time by the Board of Directors of the Employer. Except as specifically provided in this Section 3, nothing contained herein is intended to require the Employer to maintain any existing benefits or create any new benefits.

          (e) VACATIONS AND HOLIDAYS. The Executive shall be entitled to vacation and paid holidays in accordance with the Employer's policy.

          (f) LIFE INSURANCE. With respect to each policy year or partial policy year that this Agreement is in effect, the Company or the Employer shall pay to or on behalf of Executive an amount sufficient to cover the cost of premium payments on a split-dollar life insurance policy or policies (the "Policy") providing a death benefit in the aggregate amount of $1,000,000 to be acquired and owned by Executive, and such amounts shall be used to pay such premiums. The Policy shall be in a form and shall provide for premium payments in an amount reasonably acceptable to the Company and to Employer. The Executive shall provide for the collateral assignment to the Company or to the Employer of a portion of any cash surrender value or death benefits, as the case may be, payable under the Policy in an amount sufficient to reimburse the Company or the Employer, as the case may be, without interest, for the aggregate value of such premium payments. In addition, Executive shall have the right to purchase up to the maximum amount of group term life insurance available through any plan or program adopted from time to time by the Company or the Employer for the benefit of its executive employees.

          4.    TERMINATION.

          (a) DEATH OR DISABILITY. If the Executive dies during the Employment Period, the Employment Period shall terminate as of the date of the Executive's death. If the Executive becomes unable to perform the Services for 180 consecutive days due to a physical or mental disability, (i) the Employer may elect to terminate the Employment Period any time thereafter, and (ii) the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician acceptable to both the Employer and the Executive, or, in case the Employer and the Executive cannot agree upon a physician within 15 days, then by a physician selected by physicians designated by each of the Employer and the Executive. The Executive's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Executive's inability to perform his duties hereunder.

          (b) CAUSE. The Company or the Employer, at its option, may terminate the Employment Period and all of the obligations of the Company and the Employer under this Agreement for Cause. The Employer shall have "Cause" to terminate the Executive's employment hereunder in the event of (i) the Executive's conviction of, or plea of guilty or NOLO CONTENDERE to a felony, (ii) the Executive's gross negligence in the performance of the Services, which is not corrected within 15 business days after written notice, (iii) the Executive's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of the Services to the material detriment of the Company, which is not corrected within 15 business days after written notice, or (iv) the Executive's other material breach of his obligations under this Agreement, which is not corrected within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

          (c) WITHOUT CAUSE. The Company or the Employer, at its option, may terminate the Employment Period without Cause at any time upon 30 days advance written notice.

          (d) TERMINATION BY EXECUTIVE FOR GOOD REASON. The Executive may terminate this Agreement upon 60 days' prior written notice to the Employer for Good Reason (as defined below) if the basis for such Good Reason is not cured within a reasonable period of time (determined in light of the cure appropriate to the basis of such Good Reason, but in no event less than 15 business days) after the Employer receives written notice specifying the basis of such Good Reason. "Good Reason" shall mean (i) the failure of the Employer to pay any undisputed amount due under this Agreement or a substantial diminution in benefits provided under this Agreement, (ii) a substantial diminution in status, position and responsibilities of the Executive, (iii) the Employer requiring the Executive to be based at any office or location that requires a relocation or commute greater than 50 miles from the office or location to which the Executive is currently assigned or (iv) the Employer's other material breach of his obligations under this Agreement.

          (e) WITHOUT GOOD REASON. The Executive, at his option, may terminate the Employment Period without Good Reason at any time upon 30 days advance written notice.

          (f) PAYMENTS IN THE EVENT OF TERMINATION. Upon the termination of the Employment Period for death, disability, by the Executive without Good Reason, or by the Employer for Cause, the Employer shall pay to the Executive, or his estate, as the case may be, the Base Salary and Performance Bonus earned to the date of death or termination for disability or Cause, as the case may be. In addition, all vested and unexercised Options shall remain exercisable by the Executive for a period of 365 days. Upon the termination of the Employment Period by the Employer without Cause or by the Executive for Good Reason, the Employer shall pay to the Executive (A) the Base Salary and Performance Bonus earned to the date of such termination, and (B) an additional amount in a lump sum in cash equal to the Base Salary at the time of termination for a period beginning on the date of such termination, and ending on the date that the Employment Period would have ended pursuant to this Agreement had there been no termination of Executive's employment, provided that in no event shall such period be less than twelve months. In addition, all vested and unexercised Options shall become and remain exercisable by the Executive until the expiration date of the Options pursuant to the Option Agreement.

          (g) TERMINATION FOLLOWING A CHANGE IN CONTROL. If, within the two year period following a Change in Control (as defined below), (X) Executive's employment is terminated by the Company or by the Employer for any reason other than Executive's death or disability or for Cause, or (Y) Executive terminates his employment for Good Reason, (i) the Company or the Employer shall pay Executive as severance a lump sum amount equal to (A) three times the sum of (1) Executive's then Base Salary plus (2) Executive's highest annual Performance Bonus in the three year period immediately preceding such Change in Control and
(B) the present value of all other
benefits otherwise payable through the then remaining Employment Period under Sections 3(d) and 3(f) of this Agreement, and (ii) all outstanding equity incentive awards shall immediately vest, and Executive shall be entitled to receive a lump sum amount equal to the "spread" on any then outstanding stock options or similar awards held by Executive in exchange for the surrender and cancellation of such awards. A Change in Control shall be deemed to have occurred if any of the following conditions shall have been satisfied: (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership at such time of stock of the Company), is or becomes after the Effective Date the "beneficial owner" (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not included in the securities beneficially owned by such person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the Effective
Date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described within this definition of Change in Control) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity and, in connection with such merger or consolidation, individuals who constitute the Board of Directors immediately prior to the time any agreement to effect such merger or consolidation is entered into fail for any reason to constitute at least a majority of the board of directors of the surviving corporation following the consummation of such merger or consolidation, or (iv) the stockholders of the Company approve (a) a plan of complete liquidation of the Company or (b) an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (h) EXCISE TAX GROSS UP. In the event any of the payments hereunder shall become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision of federal, state or local law, the Company or the Employer shall pay to Executive such additional amounts as may be necessary to offset fully the tax effects of such excise tax or taxes, in accordance with the procedures set forth in Exhibit B hereto.

          (i) TERMINATION OF OBLIGATIONS. In the event of termination of the Employment Period in accordance with this Section 4, all obligations of the Employer and the Executive under this Agreement shall terminate, except for any amounts payable by the Employer as specifically set forth in Sections 4(f) 4(g) and 4(h) of this Agreement;

PROVIDED, however, that notwithstanding anything to the contrary in this Agreement, the provisions of Section 5 and Section 6 shall survive such termination in accordance with their respective terms, and the relevant provisions of Section 7 shall survive such termination indefinitely. In the event of termination of the Employment Period in accordance with this Section 4, the Executive agrees to cooperate with the Employer in order to ensure an orderly transfer of the Executive's duties and responsibilities.

          5.    CONFIDENTIALITY; NON-DISCLOSURE.

          (a) Except as provided in this Section 5(a), the Executive shall not disclose any confidential or proprietary information of the Company and the Employer or of their affiliates or subsidiaries to any person, firm, corporation, association or other entity (other than the Company, the Employer, their subsidiaries, officers or executives, attorneys, accountants, bank lenders, agents, advisors or representatives thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need-to-know basis after the Company or the Employer has received assurances that the confidential or proprietary information shall be kept confidential), nor shall the Executive make use of any such confidential or proprietary information for his own purposes or for the benefit of any person, firm, corporation or other entity, except the Company and the Employer. As used in this Section 5(a), the term "confidential or proprietary information" means all information which is or becomes known to the Executive and relates to matters such as trade secrets, research and development activities, new or prospective lines of business (including analysis and market research relating to potential expansion of the business), books and records, financial data, customer lists, marketing techniques, financing, credit policies, vendor lists, suppliers, purchases, potential business combinations, services procedures, pricing information and private processes as they may exist from time to time; PROVIDED that the term "confidential or proprietary information" shall not include information that is or become generally available to the public (other than as a result of a disclosure in violation of this Agreement by the Executive or by a person who received such information from the Executive in violation of this Agreement).

          (b) If the Executive is requested or (in the opinion of his counsel) required by law or judicial order to disclose any confidential or proprietary information, the Executive shall provide the Company or the Employer with prompt notice of any such request or requirement so that the Company or the Employer may seek an appropriate protective order or waiver of the Executive's compliance with the provisions of this Section 5(a). The Executive will not oppose any reasonable action by, and will cooperate with, the Employer to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. If, failing the entry of a protective order or the receipt of a waiver hereunder, he is, in the opinion of his counsel, compelled by law to disclose a portion of the confidential or proprietary information, the Executive may disclose to the relevant tribunal without liability hereunder only that portion of the confidential or proprietary information which counsel advises the Executive he is legally required to disclose, and each of the parties hereto agrees to exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company and the Employer will provide for the defense of matters arising under this provision.

          6. NON-SOLICITATION. The Executive agrees that he shall not, during and for the period commencing on the Effective Date and ending on the date that is one year after the termination of the Employment Period, for any reason whatsoever, either individually or as an officer, director, stockholder, partner, agent or principal of another business firm, induce any executive of the Company, the Employer or any of their affiliates or subsidiaries to terminate such person's employment with the Company, the Employer or such affiliate or subsidiary or hire any executive of the Company, the Employer or any of their affiliates to work with any business affiliated with the Executive, provided, that the provisions of this Section 6 shall not apply in the event that the Company or the Employer materially breaches its obligations under this Agreement.

          7.    GENERAL PROVISIONS

          (a) ENFORCEABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although the Executive, the Company and the Employer consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the Employer's goodwill and proprietary right, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. It is expressly understood and agreed that although the Company, the Employer and the Executive consider the restrictions contained in Section 6 to be reasonable, if a final determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable against the Executive, the provisions of this Agreement shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

          (b) REMEDIES. The parties acknowledge that the Company's and the Employer's damages at law would be an inadequate remedy for the breach by the Executive of any provision of Section 5 or Section 6, and agree in the event of such breach that the Company or the Employer may obtain temporary and permanent injunctive relief restraining the Executive from such breach, and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained herein shall be construed as prohibiting the Company or the Employer from pursuing any other remedies available at law or equity for such breach or threatened breach of
Section 5 or Section 6 of this Agreement.

          (c) WITHHOLDING. The Employer shall withhold such amounts from any compensation or other benefits referred to herein as payable to the Executive on account of payroll and other taxes as may be required by applicable law or regulation of any governmental authority.

          (d) ASSIGNMENT; BENEFIT. This Agreement is personal in its nature and the parties hereto shall not, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company and the Employer, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

          (e) INDEMNITY. The Company and the Employer hereby agrees to indemnify and hold the Executive harmless consistent with the Employer's policy against any and all liabilities, expenses (including attorney's fees and costs), claims, judgements, fines, and amounts paid in settlement actually and reasonably incurred in connection with any proceeding arising out of the Executive's employment with the Employer (whether civil, criminal, administrative or investigative, other than proceedings by or in the right of the Company or the Employer), if with respect to the actions at issue in the proceeding the Executive acted in good faith and in a manner Executive reasonably believed to be in, or not opposed to, the best interests of the Company and the Employer, and (with respect to any criminal action) Executive had no reason to believe Executive's conduct was unlawful. Said indemnification arrangement shall (i) survive the termination of this Agreement, (ii) apply to any and all qualifying acts of the Executive which have taken place during any period in which he was employed by the Employer, irrespective of the date of this Agreement or the term hereof, including, but not limited to, any and all qualifying acts as an officer and/or director of any affiliate while the Executive is employed by the Employer and (iii) be subject to any limitations imposed from time to time under applicable law.

          (f) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by facsimile (with confirmation of receipt), addressed as follows:

          If to the Employer:

                         NetGateway
                         300 Oceangate
                         Long Beach, CA 90802
                         Attention:  Secretary

                         Facsimile:  562-308-0021

          With a copy to

                         NetGateway, Inc.
                         300 Oceangate
                         Long Beach, CA 90802
                         Attention:  General Counsel
                         Facsimile:  562-308-0021

          If to the Executive:

                         David Bassett-Parkins
                         11494 Orchila Street
                         Glendale, California 91201
                         Facsimile:  562-308-0021

          With a copy to

                         Brock Silverstein LLC
                         One Citicorp Center, 56th Floor
                         New York, New York 10022
                         Attention:  Cynthia D. Mann, Esq.
                         Facsimile:  212-371-5500

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

          (g) DISPUTE RESOLUTION; ATTORNEY'S FEES. The Company, the Employer and the Executive agree that any dispute arising as to the parties' rights and obligations hereunder shall be resolved by binding arbitration before a private judge to be determined by mutually agreeable means. In such event, each of the Company, the Employer and the Executive shall have the right to full discovery. The Executive shall have the right, in addition to any other relief granted by such arbitrator, to attorneys' fees in the event that a claim brought by the Executive is decided in the Executive's favor (with the amount of such fees being limited to those expended defending the claim or claims decided in favor of the Executive). Any judgment by such arbitrator may be entered into any court with jurisdiction over the dispute.

          (h) ACKNOWLEDGEMENT. Executive acknowledges that he has been advised by Employer to seek the advice of independent counsel prior to reaching agreement with Employer or any of the terms of this Agreement.

          (i) AMENDMENTS AND WAIVERS. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (j) DESCRIPTIVE HEADINGS; CERTAIN INTERPRETATIONS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (k) COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement and the Option Agreement contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and the Option Agreement and supersede all prior agreements or understandings among the parties with respect to the Executive's employment by the Employer.

          (l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

          (m) CONSENT TO JURISDICTION. EACH OF THE COMPANY, THE EMPLOYER AND THE EXECUTIVE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN LOS ANGELES COUNTY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE EXECUTIVE AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATING THERETO EXCEPT IN SUCH COURT. EACH OF THE COMPANY, THE EMPLOYER AND THE EXECUTIVE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                     NETGATEWAY, INC.


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:



                                     ----------------------------------
                                            David Bassett-Parkins

                                                                       EXHIBIT B

                                GROSS-UP PAYMENT

          In the event that any payment received by Executive or paid by the Company or the Employer on behalf of Executive under this Agreement or under any other plan, arrangement or agreement with the Company, the Employer or any person whose actions result in a Change in Control (provided that the Company and the Employer approve of the arrangement pursuant to which the payment by such person is made to Executive) or any person affiliated with the Company or the Employer or such person (collectively, the "Total Payments") will be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company or the Employer shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained or to be retained by Executive, after deduction of any Excise Tax on the Total Payments and on any Federal, state and local income, excise and/or other taxes upon the Gross-Up Payment provided for hereunder, shall be equal to the Total Payments.

          For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

          For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay Federal income and other taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income and other taxes at the highest applicable marginal rate of taxation in the state and locality of Executive's residence on the date the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes and any other taxes. In the event that the Excise Tax is subsequently determined to be less than the amount originally taken into account hereunder, Executive shall repay to the Company or to the Employer, as the case may be, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and Federal, state and local income and other taxes imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in an actual reduction in Excise Tax and/or a Federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (provided, however, that if all or any portion of the amount of any repayment made to Executive by any governmental entity shall be made at a higher rate of interest than that provided under Section 1274(b)(2)(B) of the Code (the "Higher Interest Rate Amount"), Executive shall also repay to the Company or to the Employer, as the case may be, interest on the Higher Interest Rate Amount at a rate equal to the excess of such higher rate of interest over the rate provided under Section 1274(b)(2)(B) of the Code). In the event that the Excise Tax is determined to exceed the amount originally taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company or the Employer, as the case may be, shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions to tax payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. The parties agree that such excess will be considered to have been finally determined at the conclusion of Internal Revenue Service administrative appellate proceedings, unless the parties mutually agree to pay or settle such amount earlier, or agree to pursue an appeal further. Each of Executive, the Company and the Employer shall reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. In the event of an audit or other administrative or judicial proceeding relating to or arising from the issue of potential liability for the Excise Tax, the Company shall pay all attorneys' and accountants' fees and other costs reasonably incurred by the Executive in connection with the audit or other proceeding to the extent such fees and costs relate to such liability, provided, that in the case of judicial or administrative proceedings, the Company consents to the pursuit of such proceedings.

          The Gross-Up Payment payable pursuant hereto shall be payable (or, as applicable, withheld), in whole or in part as applicable, on the earlier of (i) the date the Company or the Employer is required to withhold the Excise Tax pursuant to Section 4999 of the Code, or (ii) the date the Executive is required to pay the Excise Tax.

          Executive shall notify the Company and the Employer of any audit or review by the Internal Revenue Service of Executive's Federal income tax return for the year in which a payment under this Agreement is made within ten days of Executive's receipt of such audit or review. In addition, Executive shall also notify the Company and the Employer of the final resolution of such audit or review within then days of such resolution.